EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-01121 on Form N-1A of our reports dated May 19, 2021, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Investment Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended March 31, 2021, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Other Service Providers” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 28, 2021

Schedule A

Eaton Vance Investment Trust

Report DateFund Name

May 19, 2021Eaton Vance Floating-Rate Municipal Income Fund

May 19, 2021Eaton Vance National Limited Maturity Municipal Income Fund

May 19, 2021Eaton Vance New York Municipal Opportunities Fund

May 19, 2021Eaton Vance Short Duration Municipal Opportunities Fund